Exhibit 10

Execution Version

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is dated as of July     , 2017, among Valley National Bancorp, a New Jersey corporation and registered bank holding company (“Valley”), and the shareholder of USAmeriBancorp, Inc., a Florida corporation and registered financial holding company (“Bancorp”), executing this Agreement on the signature page hereto (the “Shareholder”).

RECITALS

A. Concurrently with the execution of this Agreement, Valley and Bancorp have entered into an Agreement and Plan of Merger (the “Merger Agreement”) which provides, among other things, for the merger (the “Merger”) of Bancorp with and into Valley upon the terms and subject to the conditions set forth therein.

B. As of the date hereof, the Shareholder is the record or Beneficial Owner (as defined below) of that number of Bancorp Common Shares (as defined below) set forth below the Shareholder’s name on the signature page hereto.

C. As a condition to Valley’s willingness to enter into and perform its obligations under the Merger Agreement, the Shareholder has agreed to enter into this Agreement.

NOW THEREFORE, the parties hereto agree as follows:

I. CERTAIN DEFINITIONS

1.1. Capitalized Terms. Capitalized terms used in this Agreement and not defined herein have the meanings ascribed to such terms in the Merger Agreement.

1.2. Other Definitions. For the purposes of this Agreement:

“Bancorp Common Share” means a share of common stock, par value $0.01 per share, of Bancorp, including for purposes of this Agreement all shares or other voting securities into which any Bancorp Common Share may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom (including any dividends or distributions of securities which may be declared in respect of Bancorp Common Shares).

“Beneficial Owner” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended).

“Transfer” means, with respect to a security, the sale, grant, assignment, transfer, pledge, hypothecation, encumbrance, constructive sale, or other disposition of such security or the Beneficial Ownership thereof (including by operation of law), or the entry into of any contract, agreement or other obligation to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting power of such security.

II. SUPPORT OBLIGATIONS OF THE SHAREHOLDER

2.1. Agreement to Vote. The Shareholder irrevocably and unconditionally agrees that from and after the date hereof, at any meeting (whether annual or special, and at each adjourned or postponed meeting) of shareholders of Bancorp, however called, or in connection with any written consent of Bancorp’s shareholders, the Shareholder will (x) appear at each such meeting or otherwise cause all of its Owned Shares, as hereinafter defined, to be counted as present thereat for purposes of calculating a quorum, and respond to each request by Bancorp for written consent, if any, and (y) vote (or consent), or cause to be voted (or validly execute and return and cause consent to be granted with respect to), all of the Shareholder’s Bancorp Common Shares Beneficially Owned by the Shareholder as of the applicable record date (including any Bancorp Common Shares that the Shareholder may acquire after the date hereof, the “Owned Shares”) and all other voting securities of or equity interests in Bancorp: (i) in favor of the adoption of the Merger Agreement (whether or not recommended by the Board of Directors of Bancorp), and (ii) against any action, agreement, transaction or proposal that (A) is made in opposition to, or in competition or inconsistent with, the Merger or the Merger Agreement, (B) relates to an Acquisition Proposal or Superior Proposal, or (C) could otherwise prevent, impede or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

2.2. No Solicitation. The Shareholder agrees that it will comply with Section 5.3 of the Merger Agreement, which Section is incorporated by reference herein. The foregoing shall not restrict or limit the ability of any Person who is a director of Bancorp to take any action in his or her capacity as a director of Bancorp to the extent expressly permitted by the Merger Agreement.

2.3. Restrictions on Transfer. Except as otherwise agreed to by Valley, the Shareholder agrees that from and after the date hereof, to not (a) tender into any tender or exchange offer or otherwise directly or indirectly Transfer any Owned Shares (or any rights, options or warrants to acquire Bancorp Common Shares), or (b) grant any proxies with respect to the Shareholder’s Owned Shares, deposit the Shareholder’s Owned Shares into a voting trust, enter into a voting agreement with respect to any of the Shareholder’s Owned Shares or otherwise restrict the ability of the Shareholder to freely exercise all voting rights with respect thereto, provided, however, that the Shareholder shall be permitted to Transfer Owned Shares to any person (a “Transferee”) in the case of any gift or similar estate planning transaction if, and only if, such Transferee agrees in writing to be bound by the terms of this Agreement and the Shareholder provides at least two (2) days prior written notice (which shall include the written consent of the Transferee agreeing to be bound by the terms of this Agreement) to Valley. Any action attempted to be taken in violation of the preceding sentence will be null and void.

2.4. Valley Common Stock. The Shareholder agrees that, during the period beginning on the date hereof and ending on the earlier of the Closing Date and the termination of the Merger Agreement, the Shareholder will not, and will not authorize or permit any of its affiliates to or solicit or encourage any other person to, purchase, sell, contract to purchase, contract to sell, pledge, hedge, grant any option to purchase, make any short sale, Transfer or otherwise dispose of or acquire any Valley Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive Valley Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has Beneficial Ownership.

2.5. No Agreement as Director or Officer. The Shareholder makes no agreement or understanding in this Agreement in the Shareholder’s capacity as a director or officer of Bancorp or any of its subsidiaries (if the Shareholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by the Shareholder in the Shareholder’s capacity as such a director or officer, including the exercising of rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict the Shareholder from exercising the Shareholder’s fiduciary duties as an officer or director to Bancorp or its shareholders.

III. GENERAL

3.1. Governing Law. This Agreement and any controversies arising with respect hereto shall be construed in accordance with and governed by the laws of the State of New Jersey (without regard to principles of conflict of laws that would apply the law of another jurisdiction).

3.2. Amendments. This Agreement may not be amended except by written agreement signed by Valley and by the Shareholder.

3.3. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

3.4. Counterparts; Execution. This Agreement may be executed in any number of counterparts, all of which are one and the same agreement. This Agreement may be executed by facsimile signature by any party and such signature is deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

3.5. Effectiveness and Termination. This Agreement will become effective when Valley has received counterparts signed by the Shareholder and itself and shall terminate on the date that the Merger is approved by Bancorp shareholders. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon any such termination, except for any rights any party may have in respect of any breach by any other party of its or his obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

3.6. Enforcement Costs. In any legal action or other proceeding relating to this Agreement and the transaction contemplated hereby or if the enforcement of any provision of this Agreement is brought by any party against the other party, the prevailing party in such action or proceeding shall be entitled to recover all reasonable expenses relating thereto (including reasonable attorneys’ fees and expenses, court costs and expenses incident to arbitration, appellate and post-judgment proceedings) from the party against which such action or proceeding is brought, in addition to any other relief to which such prevailing party may be entitled.

[The Remainder of this Page is Intentionally Left Blank.]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first above written.

VALLEY NATIONAL BANCORP

By:

Name:	Gerald H. Lipkin
Title:	Chairman of the Board and Chief Executive Officer

(Shareholder signature page follows)

SHAREHOLDER

Shareholder:

Signature:
Title, if applicable:
Owned Shares:

Notice Address:

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